                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934

                             AllAdvantage.com Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

                 Delaware                                               94-3327058
   ---------------------------------------                          -------------------
   (State of incorporation or organization)                   (I.R.S. Employer Identification No.)

            4010 Point Eden Way
            Hayward, California                                            94545
   ----------------------------------------                              ----------
    (Address of principal executive offices)                             (Zip Code)

If this Form relates to the registration of a       If this Form relates to the registration of a
class of securities pursuant to Section 12(b) of    class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to       the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following      General Instruction A.(d), check the following
box. [_]                                            box.  [X]

 Securities Act registration statement file number to which this form relates:

                                   333-96271
                                   ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                                     ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                   ----------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.


         The description of the common stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-96271) as originally filed with the Securities and Exchange Commission on February 7, 2000, or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration
 ----------------------
Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

         The following exhibits are filed herewith or incorporated herein by reference:

         Exhibit
         Number          Exhibit Title or Description
         ------          ----------------------------

         3.01 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

         3.02 Registrant's Form of First Amended and Restated Certificate of Incorporation (to be filed and effective prior to the completion of this offering) (incorporated by reference to Exhibit 3.02 to the Registration Statement).

         3.03 Registrant's Form of Second Amended and Restated Certificate of Incorporation (to be filed and effective upon the completion of this offering) (incorporated by reference to Exhibit 3.03 to the Registration Statement).

         3.04            Registrant's Bylaws (incorporated by reference to
                         Exhibit 3.04 to the Registration Statement).

         3.05 Registrant's Restated Bylaws (to be effective prior to the completion of this offering) (incorporated by reference to Exhibit 3.05 to the Registration Statement).

         4.01 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

         4.02 Second Amended and Restated Investor Rights Agreement, dated as of February 4, 2000 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

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        99.01            The description of Registrant's common stock set forth
                         under the caption "Description of Capital Stock" in the prospectus included in the Registration Statement.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 23, 2000        AllAdvantage.com Inc.



                              By: /s/ MICHAEL DEPATIE
                                  -------------------
                                  Michael A. Depatie
                                  Chief Financial Officer

                               Index to Exhibits
                               -----------------
Exhibit
Number              Exhibit Title or Description
------              ----------------------------

3.01 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

3.02 Registrant's Form of First Amended and Restated Certificate of Incorporation (to be filed and effective prior to the completion of this offering) (incorporated by reference to
                    Exhibit 3.02 to the Registration Statement).

3.03 Registrant's Form of Second Amended and Restated Certificate of Incorporation (to be filed and effective upon the completion of this offering) (incorporated by reference to
                    Exhibit 3.03 to the Registration Statement).

3.04                Registrant's Bylaws (incorporated by reference to Exhibit
                    3.04 to the Registration Statement).

3.05 Registrant's Restated Bylaws (to be effective prior to the completion of this offering) (incorporated by reference to
                    Exhibit 3.05 to the Registration Statement).

4.01 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

4.02 Second Amended and Restated Investor Rights Agreement, dated as of February 4, 2000 (incorporated by reference to Exhibit
                    4.02 of the Registration Statement).

99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in the prospectus included in the Registration Statement.